                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or 240.14a-12

                            Beckman Coulter, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

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

Beckman Coulter logo

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     You are invited to attend the 2000 Beckman Coulter, Inc. Annual Meeting of
Stockholders:


WHEN:             10:00 a.m. (local Pacific Time) on Thursday, April 6, 2000
WHERE:            Corporate Headquarters, 4300 N. Harbor Blvd., Fullerton, CA
ITEMS OF          - To elect a class of directors to serve until the
BUSINESS:         expiration of their term in 2003 and until their successors are elected and qualified (Proposal 1)
                  - To approve an amendment to the Fourth Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 150,000,000 (Proposal
                    2)
                  - To conduct such other business as may properly come before the meeting or any adjournment thereof
RECORD DATE:      You are entitled to vote if you are a stockholder of record at the close of business on February 7, 2000.
VOTING BY         Your Board of Directors is soliciting your proxy to assure
PROXY:            that a quorum is present and that your shares are
                  represented and properly voted. You can submit your proxy
                  over the internet, by telephone, or by mailing back the
                  traditional proxy card (no extra postage is needed for the enclosed envelope if mailed in the U.S.).
RECOMMENDATION:   Your Board of Directors recommends that you vote "FOR" both proposals.


     YOUR VOTE IS IMPORTANT. THIS YEAR, WE ARE PLEASED TO ENABLE YOU TO SUBMIT YOUR PROXY OVER THE INTERNET, BY TELEPHONE, OR BY MAILING BACK A TRADITIONAL PROXY CARD. PLEASE LOOK INSIDE THE ATTACHED PROXY STATEMENT AND ON THE ENCLOSED PROXY CARD FOR INFORMATION ABOUT SUBMITTING YOUR PROXY OVER THE INTERNET, BY TELEPHONE OR BY WRITTEN PROXY CARD. IF YOU LATER DECIDE TO VOTE AT THE MEETING, INFORMATION ON WITHDRAWAL OF PROXIES PRIOR TO THE MEETING IS ALSO PROVIDED. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE YOUR PROXY PROMPTLY IN ORDER TO ASSURE THAT A QUORUM WILL BE PRESENT. IF YOU PLAN TO ATTEND, PLEASE BE SURE TO MARK THE BOX PROVIDED ON THE PROXY CARD OR SO INDICATE WHEN PROMPTED IF SUBMITTING YOUR PROXY BY INTERNET OR TELEPHONE.

     You may receive additional sets of these proxy materials depending on the registration of your holdings or your authority to vote other shares. For example, you may hold some shares directly on the records of the Company's registrar, and some shares may be held for you in street name by a broker who will advise you on the process to vote those shares. Please promptly submit your proxy for each set of shares held by or for you to assure that all shares are represented.
                                          By Order of the Board of Directors

                                          /s/ WILLIAM H. MAY
                                          William H. May

                                          Vice President, General Counsel
                                          and Secretary

March 3, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Introduction................................................    1
Voting Information..........................................    1
        -- Stockholders Who May Vote........................    1
        -- Quorum; Effect of Votes..........................    2
        -- Proxy Voting and Revocation of Proxy.............    2
Proposal 1: Election of Directors...........................    3
        -- Director Nominees for Term Expiring in 2003......    3
Additional Information about the Board of Directors.........    4
        -- Continuing Directors.............................    4
        -- Board and Committee Meetings.....................    5
        -- Board Committees.................................    6
        -- Compensation Committee Interlocks and Insider
        Participation.......................................    7
        -- Board Compensation and Benefits..................    7
Proposal 2: Approval of Amendment to the Company's Fourth
            Restated Certificate of Incorporation to
            Increase the Number of Authorized Shares........    8
Security Ownership of Certain Beneficial Owners and
  Management................................................    9
        -- By Directors and Executive Officers..............    9
        -- By Others........................................   10
        -- Section 16(a) Beneficial Ownership Reporting
        Compliance..........................................   11
Executive Compensation......................................   11
Organization and Compensation Committee Report on Executive
  Compensation..............................................   16
Performance Graph...........................................   19
Independent Public Accountants..............................   19
Annual Report...............................................   20
Deadline for Stockholder Proposals..........................   20
Other Business..............................................   20

[BECKMAN LOGO]

                             BECKMAN COULTER, INC.
                         4300 N. HARBOR BLVD., BOX 3100
                        FULLERTON, CALIFORNIA 92834-3100

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is sent to you in connection with the solicitation of proxies by the Board of Directors of Beckman Coulter, Inc., a Delaware Corporation, for use at the 2000 Annual Meeting of stockholders. The meeting will be held at the Company's headquarters, 4300 North Harbor Boulevard, Fullerton, California, at 10:00 a.m. (local Pacific Time) on Thursday, April 6, 2000, and any adjournment or postponement thereof. Copies of this Proxy Statement and the accompanying proxy are being mailed to stockholders on or about March 3, 2000.


     As used in this Proxy Statement, "Annual Meeting" refers to the meeting described above, "Company" or "Beckman Coulter" refers to Beckman Coulter, Inc., "Common Stock" refers to its common stock, par value $.10, and "Record Date" for the Annual Meeting refers to February 7, 2000.


     The Company pays the cost of this solicitation, made on behalf of the Board of Directors. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, by facsimile, or in person. The Company has engaged the firm of D.F. King & Co., Inc., as proxy solicitors, whose fee for such services is estimated to be $10,000 plus reimbursement of out-of-pocket expenses. The Company will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of the stock.

                               VOTING INFORMATION

STOCKHOLDERS WHO MAY VOTE


     Only holders of record of the Company's common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were outstanding for voting purposes 29,105,009 shares of common stock. Each stockholder shall have one vote per share on all business of the Annual Meeting.


     The Company's Benefit Equity Trust, established to assist the Company in meeting its stock-related obligations for benefit programs, holds 92,363 of the shares outstanding for voting purposes. These shares are voted by the trustee in the same proportion as instructions received from employees recently participating in the Company's Employees' Stock Purchase Plan.

QUORUM; EFFECT OF VOTES


     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock will constitute a quorum at the Annual Meeting. Outstanding shares of Common Stock represented by stockholders who duly execute and return proxies on the accompanying proxy card, or who use the internet or telephonic process to authorize the named proxies to vote those shares, will be treated as being present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy indicates a vote, an abstention from a vote, a withholding of a vote for the election of one or more nominees for director, or a broker non-vote.


     Directors are to be elected by a plurality of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote in the election. The affirmative vote of a majority of the shares entitled to vote on the subject matter is required to approve Proposal 2. Stockholders may vote for or withhold voting for any or all nominees for the Board of Directors and may vote or abstain from voting on Proposal 2 by so indicating on the accompanying proxy card or as prompted according to the internet or telephonic proxy instructions. If a proxy instruction indicates that a vote is being withheld in connection with the election of one or more nominees for director under Proposal 1 or an abstention under Proposal 2, the shares represented by that proxy will not be counted as casting votes for such nominees or for Proposal 2, although they will be included in determining the number of shares present at the meeting and entitled to vote on the subject matter.

     Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on the election of directors and certain other matters when they have not received instructions from beneficial owners, but lack such authority on other matters. Proxies subject to such broker non-votes would not be counted as casting votes for or against any matter as to which authority was so withheld, and the shares covered by such proxies would not be included in determining the number of shares present at the meeting and entitled to vote on the subject matter in question.

     The Company does not presently know of any other business that may properly come before the stockholders for a vote at the Annual Meeting. As to any such other matters, unless a greater or different vote were required by applicable law, the certificate of incorporation or the by-laws, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter would be required to approve such matter, and abstentions and broker non-votes would be treated as described above.

PROXY VOTING AND REVOCATION OF PROXY

     Stockholders may choose one of three ways to submit their proxies:

     - By Telephone: Call the toll-free telephone number on your proxy card to vote by phone.

     - Via Internet: Visit the web site shown on your card to vote via the internet.

     - By Mail: Mark, sign, date and mail your proxy card(s) to First Chicago Trust Company, a division of EquiServe, in the enclosed U.S. postage-paid envelope.

     If you vote by telephone or via the internet, you do not need to return your proxy card.

     The shares represented by duly executed and returned proxies in the accompanying form or by proxies properly submitted by use of the internet and telephone procedures which are received in time for the Annual Meeting will be voted. A stockholder may revoke the proxy at any time prior to its use at the Annual Meeting by filing written notice of such revocation with the Secretary of the Company at the address shown above, by submitting a later dated and properly executed proxy, or by voting in person at the Annual Meeting.

     UNLESS YOU INDICATE OTHERWISE IN YOUR PROXY, THE PERSONS NAMED AS YOUR PROXIES WILL VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR UNDER PROPOSAL 1 AND FOR PROPOSAL 2. ALTHOUGH THE COMPANY DOES NOT PRESENTLY KNOW OF ANY OTHER BUSINESS TO BE PRESENTED AT THE MEETING, SHOULD ANY OTHER BUSINESS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS YOUR PROXIES, TO THE EXTENT PERMITTED BY LAW, WILL HAVE DISCRETION TO VOTE AND WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

     Three members of the Board are proposed to be elected for a term expiring at the annual meeting of stockholders in the year 2003. The Board currently consists of eleven persons and is divided into three classes, with the term of office of one class expiring each year. All director nominees are currently directors of the Company with terms expiring at this Annual Meeting.

     Each of the nominees has consented to serve as director for the three-year term. If any of them should decline or be unable to act as a director, the persons named in the proxy will vote for such substitute nominee or nominees as may be designated by the Board unless the Board reduces the number of directors accordingly.

DIRECTOR NOMINEES FOR TERM EXPIRING IN 2003

PETER B. DERVAN, PH.D.                                       DIRECTOR SINCE 1997

     Dr. Dervan, 54, has been a member of the faculty at the California Institute of Technology since 1973 where he is currently Bren Professor of Chemistry in the Division of Chemistry and Chemical Engineering. He serves on the Scientific Advisory Boards of Gilead Sciences, GeneSoft, Pharmacyclics and Prolinx Biochemistry, and is a member of the Scientific Advisory Board of the Robert A. Welch Foundation. Dr. Dervan is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, and the Institute of Medicine (NAS). He is a director of GeneSoft.

GAVIN S. HERBERT                                             DIRECTOR SINCE 1988

     Mr. Herbert, 67, is Chairman Emeritus and a current director of Allergan, Inc., a technology-driven global healthcare provider of eye care specialty therapeutic products. Mr. Herbert, who helped found that company in 1950, had served as its Chairman from 1977 to 1995 and as its Chief Executive Officer from 1961 to 1991. He is Founder and Chairman of Regenesis Bioremediation Products, formed in 1994. He was President of SmithKline Beckman Corporation's Eye and Skin Care Products Operations from 1981 to July 1989. Mr. Herbert is a life trustee of the University of Southern California and on the Board of Directors of Research to Prevent Blindness, the Richard Nixon Library and Birthplace Foundation and Doheny Eye Institute.

C. RODERICK O'NEIL                                           DIRECTOR SINCE 1994

     Mr. O'Neil , 69, has been Chairman of O'Neil Associates, an investment management consulting firm, since 1987. He was a partner in Greenspan O'Neil Associates from 1984 to 1987 and Chairman of the Finance Committee of Travelers Companies from 1977 to 1984. Mr. O'Neil is a director of Ambac Financial Group Inc., Ambac Assurance Corporation, Cadre Institutional Investors Trust, and Fort Dearborn Income Securities, Inc. He is a trustee of Memorial Drive Trust and serves on the Advisory Committee of Princeton-Montrose Partners. He also holds leadership positions with various community and charitable organizations, such as Riverfront Recapture, Inc., Connecticut Trust for Historic Preservation, Bushnell Memorial Hall, and the Hartford Foundation for Public Giving, all of Hartford, Connecticut.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES. THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE SHARES REPRESENTED BY THE PROXY FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ABOVE, UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF SUCH NOMINEES IS WITHHELD IN THE PROXY. THE PROXIES CANNOT BE VOTED FOR A GREATER NUMBER OF PERSONS THAN THE NUMBER OF NOMINEES NAMED. A PLURALITY OF THE VOTES CAST AT THE MEETING IN PERSON OR BY PROXY BY THE HOLDERS OF SHARES ENTITLED TO VOTE IN THE ELECTION IS REQUIRED TO ELECT DIRECTORS.

              ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

CONTINUING DIRECTORS

     In addition to directors elected at this Annual Meeting, eight directors continue in office with terms expiring in 2001 and 2002. The following directors compose the remainder of the Board with terms expiring as shown:

-  TERM EXPIRING IN 2001

     CAROLYNE K. DAVIS, PH.D., 68, served as a national and international health care advisor to Ernst & Young, certified public accountants, from 1985 to 1997, and a consultant and advisor to the Board of Beverly Enterprises, Inc., operator of nursing facilities, retirement and congregate living projects, pharmacies and home health care entities, from 1989 to 1997. She retired in May 1997, and was a part-time scholar in residence at the Sloan Health Management Program at Cornell University, Ithaca, New York from May 1997 until October 1998. Dr. Davis served as Administrator of the Health Care Financing Administration of the U.S. Department of Health and Human Services from 1981 to 1985. She is a member of the Institute of Medicine and the National Academy of Science and a trustee for the University of Pennsylvania Medical Center. She is a director of Merck & Co., Inc., The Prudential Insurance Company of America, MiniMed, Inc., and Beverly Enterprises. Dr. Davis has been a director of Beckman Coulter since 1989.

     RONALD W. DOLLENS, 53, is President and Chief Executive Officer of Guidant Corporation, a global leader in the medical device industry. Guidant Corporation provides innovative, minimally invasive and cost-effective products and services for the treatment of cardiovascular and vascular disease. Prior to the formation of Guidant Corporation in December 1994, Mr. Dollens served as President of Eli Lilly and Company's Medical Devices and Diagnostics Division. In 1985, Mr. Dollens was named Senior Vice President, Sales, Marketing, and Product Development for Advanced Cardiovascular Systems (ACS). In 1988, he became ACS' President and Chief Executive Officer. Mr. Dollens serves on the Board, is Chairman of the Health Industry Manufacturers Association (HIMA), and is on the Board of the Indiana Health Industry Forum. He also serves on the Board of Eiteljorg Museum, the Indiana State Symphony Society Board, and the Board of St. Vincent Hospital Foundation. He has been a director of Beckman Coulter since January 1999.

     CHARLES A. HAGGERTY, 58, joined Western Digital Corporation, a manufacturer of hard disk drives, as its President and Chief Operations Officer in June 1992, served as its President and Chief Executive Officer from July 1993 through January 2000, and continues as Chairman of the Board. Prior thereto, he served IBM Corporation in various positions for 28 years, holding the posts of Vice President of IBM's Worldwide OEM Storage Marketing from 1991 to May 1992 and of Vice President/General Manager, Low-End Mass-Storage Products from 1989 to 1991. He is a member of the Board of Trustees of the University of St. Thomas, St. Paul, Minnesota. Mr. Haggerty also serves as a director of Pentair, Inc. and Vixel Corporation. He has been a director of Beckman Coulter since 1996.


     WILLIAM N. KELLEY, M.D., 60, served as Chief Executive Officer of the University of Pennsylvania Medical Center and Health System, Dean of the School of Medicine and Executive Vice President of the University from 1989 to early 2000. He was the John G. Searle Professor and Chairman of the Department of Internal Medicine and Professor of Biological Chemistry at the University of Michigan in Ann Arbor from 1975 to 1989. He currently serves on the Board of Managers of the Wistar Institute, the Board of the Leonard Davis Institute of Health Economics, the Board of Directors of the Philadelphia Orchestra Association, and the Board of Trustees of Emory University. He is a member of the Institute of Medicine and serves on the Institute of Medicine Board of Directors, as well as the American Academy of Arts and Sciences, Association of American Physicians, and the American Philosophical Society. Dr. Kelley is a director of Merck & Co., Inc. He has been a director of Beckman Coulter since 1994.

-  TERM EXPIRING IN 2002

     HUGH K. COBLE, 65, is Vice Chairman Emeritus of the Board of Fluor Corporation, a global engineering and construction company with an investment in low-sulfur coal. He joined Fluor Corporation in 1966 where he held various executive positions in marketing and operations with over ten years of international assignments and retired in 1997 after thirty-one years of service. He is a member of the American Institute of Chemical Engineers, the National Society of Professional Engineers, the American Petroleum Institute, and the World Business Advisory Council. He also serves on the board of directors of Flowserve Corporation and ICO Global Communications. He has been a director since 1996.

     VAN B. HONEYCUTT, 55, is Chairman, President and Chief Executive Officer of Computer Sciences Corporation ("CSC"), a worldwide provider of management consulting and information technology solutions and services. He joined CSC in 1975 and became Chairman of its board in March 1997. He has held many posts with CSC and its subsidiaries, including most recently those of President of CSC's Industry Services Group from 1987 to 1993, President and Chief Operating Officer of CSC from 1993 to 1995, and President and Chief Executive Officer from 1995 to the present. He also serves as Chairman of the President's National Security Telecommunications Advisory Committee, which consists of no more than thirty presidentially appointed industry leaders who provide industry-based analyses and recommendations on a wide range of policy and technical issues. He has been a director of Tenet Healthcare Corporation since December 1999 and of Beckman Coulter since 1998.


     JOHN P. WAREHAM, 58, is Chairman, President and Chief Executive Officer of Beckman Coulter. He became Chairman in February 1999, Chief Executive Officer in September 1998 and President in October 1993. He also served as the Company's Chief Operating Officer from October 1993 to September 1998 and as Vice President, Diagnostic Systems Group, from 1984 to 1993. Prior to 1984, he had served as President of Norden Laboratories, Inc., a wholly owned subsidiary of SmithKline Beckman Corporation engaged in developing, manufacturing and marketing veterinary pharmaceuticals and vaccines, having first joined SmithKline Corporation, a predecessor of SmithKline Beckman Corporation, in 1968. He is a director and Chairman Elect of the Health Industry Manufacturers Association and is a member of the Center for Corporate Innovation. He has been a director since 1993.


     BETTY WOODS, 61, is President and Chief Executive Officer of Premera Blue Cross, formerly Blue Cross of Washington and Alaska, one of that area's largest health care contractors. She has also served as Chief Executive Officer of PREMERA, holding company of Premera Blue Cross, since 1994. She joined Premera Blue Cross in 1976. She serves on the Board of Directors of Pacific Northwest Bank, is on the Board of Trustees of Western Washington University, and is a founding member of the National Institute for Health Care Management. She has been a director since 1994.

BOARD AND COMMITTEE MEETINGS


     For 1999, the average aggregate Board and committee meeting attendance for all current directors was approximately 97%, with each director attending at least 82% of all meetings of the Board and any committees on which he or she served. Board meetings totaled seven during 1999, and a total of sixteen committee meetings also were held as follows: Finance Committee, four; Organization and Compensation Committee, six; Audit Committee, four; and Nominating and Corporate Governance Committee, two.

BOARD COMMITTEES


COMMITTEE NAME/CURRENT MEMBERS                       COMMITTEE FUNCTION
------------------------------                       ------------------
-----------------------------
AUDIT COMMITTEE                 - Meets with the independent public accountants and internal audit services staff to discuss the annual audit plan and
Current Members:                  the results of their audit examinations
  Ms. Woods (Chair)             - Meets with the Company's internal auditors to review the
  Dr. Dervan                    audit services department's activities and to discuss the
  Mr. Haggerty                    adequacy of the Company's accounting and control systems
  Mr. Honeycutt                 - Considers issues raised by its members, the independent
                                public accountants, the internal audit staff, the legal
                                  staff or management
                                - Recommends to the Board each year an accounting firm to
                                audit the consolidated financial statements of the Company
                                - Oversees the Company's compliance programs
-----------------------------
ORGANIZATION AND COMPENSATION   - Reviews and approves major Company organization structure,
COMMITTEE                       reviews performance of Company officers and establishes
                                  overall executive compensation policies and programs
Current Members:                - Reviews and approves compensation elements such as base
  Dr. Kelley (Chair)            salary, bonus awards, stock option grants and other forms of
  Mr. Coble                       long-term incentives for Company officers (no member of
  Mr. Honeycutt                   the committee may be a member of management or eligible
  Ms. Woods                       for compensation other than as a director or consultant)
                                - Reviews succession plans for Company officers
-----------------------------
FINANCE COMMITTEE               - Reviews, approves, and makes recommendations to the Board on corporate financial strategies and policies
Current Members:                - Reviews the Company's financing and dividend plans,
  Mr. O'Neil (Chair)            financial methodologies, and guidelines for acquisitions and
  Dr. Dervan                      other investments and, where appropriate, makes
  Mr. Haggerty                    recommendations to the Board
  Mr. Herbert                   - Reviews financial integrity of major company benefit plans
  Mr. Dollens
-----------------------------
NOMINATING AND CORPORATE        - Reviews Board compensation and stock ownership matters
GOVERNANCE COMMITTEE            - Develops criteria to determine the qualifications and
                                appropriate tenure of directors
Current Members:                - Reviews such qualifications and makes recommendations to
  Dr. Davis (Chair)             the Board regarding director nominees to fill vacancies
  Mr. Coble                     - Considers stockholder recommendations for Board nominees,
  Mr. Herbert                   which stockholders may submit by delivery to the Secretary
  Dr. Kelley                      of the Company at its headquarters in Fullerton,
                                  California, and it may take such action or no action with
                                  regard to any such recommendations as it considers
                                  appropriate
                                - Periodically reviews stockholder enhancement provisions in the Company's certificate of incorporation, by-laws and
                                  other corporate documents
                                - Considers social, ethical and environmental responsibility and matters of significance in areas related to corporate
                                  public affairs


--------------------------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Company's Organization and Compensation Committee is a current or former officer or employee of the Company. In addition, there are no compensation committee interlocks between Beckman Coulter and other entities involving Beckman Coulter executive officers and Beckman Coulter Board members who serve as executive officers of such other entities.

BOARD COMPENSATION AND BENEFITS

     Retainer and Fees. Non-employee directors receive retainers in quarterly increments based on an annualized rate of $22,000 a year. Directors also receive $1,000 for each Board and committee meeting attended. Chairpersons of standing Board committees receive an additional $500 per committee meeting. An additional business fee equal to $1,000 is paid for each day or significant portion of a day spent on Company business. Directors are not paid an additional business fee if receiving consulting fees from the Company. No directors currently receive consulting fees from the Company. Directors who are also employees of the Company, such as Mr. Wareham, receive no additional compensation for service on the Board.


     Since 1995, non-employee directors have had the opportunity to defer all or a portion of their fees under the Deferred Directors Fee Program until termination of their status as directors. Since 1998, the program has allowed an additional deferred premium of up to 30% of the deferred compensation amount depending on the percentage of deferral above 40% and up to 100% of annual compensation. All amounts are treated as having been invested in the Company's Common Stock and thus are valued according to fluctuations in the market price of the Common Stock. Distributions will be made in cash only. Drs. Dervan and Kelley and Messrs. Coble, Dollens, Haggerty, O'Neil and Honeycutt participated in the program during 1999. Note 3 to the table under "Security Ownership of Certain Beneficial Owners and Management -- By Directors and Executive Officers" below includes the aggregate economic equivalent number of shares of the Company's Common Stock as of December 31, 1999 for each current director who has elected to participate in this plan since its inception.



     Options, Restricted Stock, and Matching Gift Program. Members of the Board who have not been an employee of the Company or any of its subsidiaries for at least one year prior to the date of grant automatically receive a non-qualified option to purchase 2,500 shares of the Company's Common Stock (subject to adjustments occurring after the grant) on the date of each annual meeting of stockholders, pursuant to the Company's 1998 Incentive Compensation Plan. The option price for each option granted is the fair market value on the date of grant. Options are generally exercisable six months from the date of grant (subject to the individual serving as director for the duration of that period) and expire ten years after the date of grant (subject to earlier termination if the director ceases to serve as a director).



     The amount of shares pursuant to outstanding options under this plan which are exercisable or which will become exercisable within 60 days of February 7, 2000, are listed in note 1 to the table shown under "Security Ownership of Certain Beneficial Owners and Management -- By Directors and Executive Officers" below. The restricted stock holdings of the non-employee directors at year end received under a discontinued program and their total values (based upon the $50.875 closing price per share of Common Stock on December 31, 1999) are as follows: Messrs. Coble, Haggerty, Herbert, and O'Neil, Ms. Woods and Drs. Davis, Dervan and Kelley, 201 shares, $10,226 each, Mr. Honeycutt, 167 shares, $8,496, and Mr. Dollens, 100 shares, $5,088.


     Non-employee directors may also participate in the Company's Matching Gifts Program available generally to employees of the Company. Under this program, the Company will match gifts to qualifying tax-exempt educational institutions up to $5,000.00 annually.

              PROPOSAL 2:  APPROVAL OF AMENDMENT TO THE COMPANY'S
            FOURTH RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
                        THE NUMBER OF AUTHORIZED SHARES

     The Board of Directors of the Company has unanimously approved an amendment to the Company's Fourth Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 75,000,000 shares to 150,000,000 shares and unanimously recommends to the stockholders that they approve the proposed amendment.

     The proposed amendment would amend and restate the first paragraph of Paragraph 4 of the Company's Fourth Restated Certificate of Incorporation to read as follows:

             "The aggregate number of shares which the corporation shall have authority to issue is 160,000,000 to be divided into (a) 150,000,000 shares of Common Stock, par value $.10 per share, and (b) 10,000,000 shares of Preferred Stock, par value $.10 per share."

     No other provision of the Company's Fourth Restated Certificate of Incorporation would be changed.

     This amendment will increase the Company's authorized Common Stock from 75,000,000 shares to 150,000,000 shares. The purpose of the amendment is to provide additional shares of authorized Common Stock. As of February 7, 2000, there were 29,105,009 shares issued and outstanding. In addition, the Company has approximately 4,679,488 shares reserved for issuance pursuant to obligations related to outstanding options under its 1998 Incentive Compensation Plan, Incentive Compensation Plan of 1990, Employee's Stock Purchase Plan and Stock Option Plan for Non-Employee Directors.

     The Board of Directors believes it desirable to increase the authorized number of shares of Common Stock in order to provide the Company with adequate flexibility in corporate planning and strategies. The availability of additional Common Stock for issuance could be used for a number of purposes, including corporate financing, future acquisitions, stock dividends, stock splits, stock options, and other stock-based compensation. There are currently no plans, agreements or understandings regarding the issuance of any of the additional shares of Common Stock that would be available if this proposal is approved. Such additional authorized shares may be issued for such purposes and for such consideration as the Board of Directors may determine without further shareholder approval, unless such action is required by applicable law or the rules of the NYSE or any stock exchange on which the Company's securities may be listed.

     The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock. There will be no change in the voting rights, dividend rights, liquidation rights, preemptive rights or any other stockholder rights as a result of the proposed amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

     The increase in the authorized but unissued shares of Common Stock which would result from adoption of the proposed amendment could have a potential anti-takeover effect with respect to the Company, although management is not presenting the proposal for this reason and does not presently anticipate using the increased authorized shares for such a purpose. The potential anti-takeover effect of the proposed amendment arises because it would enable the Company to issue additional shares of Common Stock up to the total authorized number with the effect that stockholdings and related voting rights of then existing stockholders would be diluted to an extent proportionate to the number of additional shares issued.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S FOURTH RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE PROPOSED AMENDMENT. CONSEQUENTLY, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSED AMENDMENT.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BY DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth the amount of shares of the Company's Common Stock beneficially owned (as of January 31, 2000, unless otherwise indicated) by current directors of the Company and the named executive officers reported in the "Executive Compensation -- Summary Compensation Table" below, and all directors and executive officers as a group. Percentage of ownership is calculated using the number of outstanding shares as of February 7, 2000, the Record Date, plus the number of shares the individual or group had the right to acquire within 60 days as indicated in note 1 following the table.


                                                    BECKMAN COULTER    PERCENTAGE
                    BENEFICIAL                          COMMON             OF
                      OWNER                         STOCK(1)(2)(3)     OWNERSHIP
                    ----------                      ---------------    ----------
Directors:
  J. P. Wareham...................................       294,433           1.0%
  H. K. Coble.....................................         7,303             *
  C. K. Davis.....................................         9,930             *
  P. B. Dervan....................................         6,403             *
  R.W. Dollens....................................         3,413             *
  C. A. Haggerty..................................         7,303             *
  G. S. Herbert...................................        30,511             *
  V. B. Honeycutt.................................         4,201             *
  W. N. Kelley....................................         9,303             *
  C. R. O'Neil....................................        12,903             *
  B. Woods........................................         8,803             *

Other Named Executive Officers:
  A. R. Ziegler...................................       108,928             *
  E. E. Vivanco...................................        46,005             *
  J. P. Finney....................................        64,266             *
  W. H. May.......................................        78,976             *
All Directors and Officers as a group (18
  persons)........................................  789,916.....          2.64%

---------------
* Less than 1% of outstanding shares.

(1) Includes shares which directors and executive officers have, or will have within 60 days, the current right to acquire upon exercise of options under the Company's Stock Option Plan for Non-Employee Directors or the Company's Incentive Compensation Plans for employees, as applicable: Mr. Herbert, Mr. O'Neil and Dr. Kelley, 8,000 shares each; Mr. Coble, Mr. Haggerty and Dr. Davis, 6,000 shares each; Dr. Dervan, 5,000 shares; Ms. Woods and Mr. Honeycutt, 4,000 shares each; Mr. Dollens, 2,313 shares; Mr. Wareham, 264,667 shares; Mr. Ziegler, 96,936 shares; Mr. Vivanco, 41,489 shares; Mr. Finney, 49,602 shares; Mr. May, 64,331 shares; and all directors and executive officers as a group, 661,230 shares.


(2) Includes shares held in trust for the benefit of the named executive officers and employee directors under the Company's Savings Plan, as follows: Mr. Wareham, 1,828 shares; Mr. Ziegler, 1,165 shares; Mr. Vivanco, 1,032 shares; Mr. Finney, 4,279 shares; and Mr. May, 7,989 shares; and all executive officers as a group, 21,694 shares. Also included in the above table are shares of restricted stock for which restrictions have not yet lapsed, as follows: Messrs. Coble, Haggerty, Herbert, and O'Neil, Ms. Woods, and Drs. Davis, Dervan and Kelley, 201 shares each; Mr. Honeycutt, 167 shares; and Mr. Dollens, 100 shares. Also included are shares of the Company's Common Stock held as trustee, co-trustee, in spouse's name, in managed accounts or as custodian for children as follows: Mr. Coble, 1,000 shares; Mr. Herbert, 22,209 shares; Mr. May, 125 shares; and other executive officers, 1,737 shares.

(3) In addition to the foregoing beneficial ownership amounts, the directors shown below have elected to treat their cash compensation from annual retainers and fees as though it has been invested in the Company's Common Stock under the Deferred Directors Fee Program (see "Board Compensation and Benefits" above). The officers shown below have elected to participate in the Company's Executive Deferred Compensation Plan and/or the Executive Restoration Plan, under which a portion of their salaries and annual bonuses and related Company matching and premium contributions, are treated as if invested in the Company's Common Stock, and they may also participate in the Company's Stock Option Gain Deferral Program, under which they receive stock units. As of December 31, 1999, such amounts constitute the economic equivalent of Common Stock as follows:


                                                             ECONOMIC EQUIVALENT
                                                              NUMBER OF SHARES
                                                             -------------------
H.K. Coble.................................................         3,462
P.B. Dervan................................................         2,683
R.W. Dollens...............................................           829
C.A. Haggerty..............................................         3,599
V.B. Honeycutt.............................................         1,670
W.N. Kelley................................................         4,101
C.R. O'Neil................................................         2,814
J.P. Wareham...............................................        26,085
A.R. Ziegler...............................................         6,151
E.E. Vivanco...............................................           191
J.P. Finney................................................        11,348
W.H. May...................................................         3,721

BY OTHERS


     Management of the Company knows of no person, except as set forth below, who is the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock. The table shows information reported to the Company as of February 17, 2000, with percentage of ownership calculated using the number of outstanding shares for voting purposes on the Record Date.



                   NAME OF                      SHARES OF COMMON STOCK    PERCENT
              BENEFICIAL OWNERS                   BENEFICIALLY OWNED      OF CLASS
              -----------------                 ----------------------    --------
Trimark Financial Corporation.................        2,368,300(1)         8.14%
  One First Canadian Place
  Suite 5600, P.O. Box 487
  Toronto, Ontario M5X 1E5


---------------
(1) Based on the Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2000 by the beneficial owner on behalf of itself and related entities. Sole voting and dispositive powers are reported as to all shares shown.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers of the Company and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's Common Stock. In addition, under Section 16(a), trusts for which a Reporting Person is a trustee and a beneficiary (or a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to holdings and transactions in Common Stock. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure to file by these dates during 1999. To the Company's knowledge, all of these requirements were satisfied, except that Jay Steffenhagen filed one Form 4 one month late for a sale in November 1999 of 1,600 shares at $50.25 per share.


                             EXECUTIVE COMPENSATION

     The following table sets forth information for the last three fiscal years, as to the Chief Executive Officer and the four highest paid officers of the Company in 1999:

                           SUMMARY COMPENSATION TABLE


                                                                         LONG-TERM COMPENSATION
                                                                         -----------------------
                                                                           AWARDS        PAYOUTS
                                           ANNUAL COMPENSATION           ----------      -------
                                   -----------------------------------   SECURITIES
                                                             OTHER       UNDERLYING
                                                             ANNUAL       OPTIONS/        LTIP      ALL OTHER
                                   SALARY(1)   BONUS(2)   COMPENSATION    SARS(4)        PAYOUTS   COMPENSATION
    PRINCIPAL POSITION      YEAR      ($)        ($)         (3)($)         (#)          ($)(5)     ($)(6)(7)
---------------------------------------------------------------------------------------------------------------
John P. Wareham             1999    645,629    486,100           --       100,000        239,250      41,430
  Chairman, President &     1998    514,131    538,100           --        85,000        301,469      38,242
  Chief Executive Officer   1997    390,000    264,200           --        35,000             --       4,800
---------------------------------------------------------------------------------------------------------------
Albert R. Ziegler           1999    263,423    143,400           --        19,000        108,750      13,353
  Senior Vice President,    1998    251,984    118,100           --        25,000        137,031      10,675
  Diagnostics Commercial    1997    222,870     89,700           --        15,000             --       4,800
  Operations
---------------------------------------------------------------------------------------------------------------
Edgar E. Vivanco            1999    228,091    123,100           --        25,000         76,125      11,609
  Senior Vice President,    1998    185,591    103,600           --        25,000         95,922       8,072
  Diagnostics Development
  &                         1997    142,111     73,100       36,355         6,000             --       4,800
  Corporate Manufacturing
---------------------------------------------------------------------------------------------------------------
Jack P. Finney              1999    224,412    112,200       55,304        19,000         76,125      33,873
  Vice President,           1998    215,004    106,200      120,944         8,000         95,922      29,027
  Bioresearch Division      1997    183,063     86,000       54,793         6,000             --       4,800
---------------------------------------------------------------------------------------------------------------
William H. May              1999    231,323     94,600           --         8,000             --      17,363
  Vice President, General   1998    221,810    105,900           --         8,000             --      13,458
  Counsel & Secretary       1997    202,220     91,500           --         8,000             --       4,800



(1) Amounts include salary reductions under the Company's Flexible Benefits Plan and compensation deferred under the Savings Plan, pursuant, respectively, to Sections 125 and 401(k) of the Internal Revenue Code of 1986, as amended, and salary and/or bonus amounts deferred, if any, in 1999 under the Company's Executive Deferred Compensation and Restoration Plans (see notes 6 and 7 below for a description of these plans).


(2) Amounts include deferrals, if any, under the Company's Executive Deferred Compensation and Restoration Plans. Amounts were contingent upon the attainment of certain organizational and individual goals prescribed by the Board's Organization and Compensation Committee.

(3) The aggregate amount of other annual compensation for each named individual did not equal or exceed the threshold for reporting herein (i.e., the lesser of either $50,000 or 10% of the total of such individual's annual salary and bonus) for each of the past three fiscal years and, therefore, is not shown, except for

    Messrs. Finney and Vivanco, primarily related to their assignments requiring relocations during these periods. For 1999, the amount shown for Mr. Finney includes a relocation premium of $25,291 for the additional cost of maintaining a household while on assignment in southern California and $17,713 in federal and state tax gross-ups relating to this premium.



(4) No Stock Appreciation Rights (SARs) have been granted, and none are outstanding. These are non-qualified options for shares of the Company's Common Stock.



(5) In 1997, the Company's Performance Vesting Stock Program for selected key executives which provided contingent grants of restricted stock, with vesting of shares conditioned on the attainment of an average targeted market price of $50 per share for a thirty-day calendar period over a specified period not to exceed three years. The targeted market price was achieved in 1998 and shares vested as to 50% of the grant amount with the remaining 50% vesting in 1999. The amounts shown for the four individuals in 1998 and 1999 are based on the market price on the date the restrictions lapsed.


(6) Amounts include Company matching contributions to the Company's Savings Plan (a defined contribution plan) wherein eligible employees of the Company and certain subsidiaries may invest in various funds generally up to 15% of their compensation through payroll deductions. The Company makes contributions to the plan equal to 50% or 70%, depending upon investment of Company matching contributions, of up to the first 5% of each employee's contribution (subject to certain limitations). Savings Plan matching contributions for 1999 were as follows: Messrs. Wareham, Ziegler, Vivanco, and May, $5,600 each, and Mr. Finney, $5,929.


(7) Amounts also include the value of stock units (i.e., non-voting units of measurement deemed for bookkeeping purposes to be equivalent to one share of the Company's Common Stock) contributed in 1998 and 1999 under the Company's Executive Deferred Compensation and Restoration Plans as determined based on the individual deferral elections under each plan. The number of Company contribution stock units and their aggregate values (based on the market value of a share of the Company's Common Stock on each date that contributions were credited) are as follows: Mr. Wareham, 791 units, $35,830; Mr. Ziegler, 165 units, $7,753; Mr. Vivanco, 127 units, $6,009; Mr.
    Finney, 643 units, $27,944; and Mr. May, 250 units, $11,763. Under the Deferred Compensation Plan, participants may defer salary and/or bonus, up to certain limits annually, into bookkeeping accounts in the form of cash, stock units, or a combination of both. The Company contribution is made in stock units deemed to have an aggregate value equal to 3.5% of the salary and bonus deferred. The Company credits additional stock units (up to 30%) if the participant defers 35% or more of his or her bonus in the form of stock units. Under the Restoration Plan, deferrals which exceed Savings Plan allowable maximums (as limited by tax rules applicable to the Savings Plan) are credited to a bookkeeping account and Company matching contributions that could not be allocated under the Savings Plan are credited in the form of stock units. Payments under both of these deferral plans are made in cash, generally after termination or retirement. Stock units are valued at the fair market value of a share of stock at the time of payment. Dividend equivalents on stock units are credited in the form of stock units as dividends are paid to stockholders in general.

FISCAL YEAR OPTION GRANTS

     The following table sets forth the number of options granted and the estimated grant date present value for the named executive officers during the fiscal year ended December 31, 1999:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                  GRANT DATE
                                           INDIVIDUAL GRANTS                                         VALUE
--------------------------------------------------------------------------------------------------------------
                            NUMBER OF        PERCENT OF TOTAL
                            SECURITIES         OPTIONS/SARS
                            UNDERLYING          GRANTED TO        EXERCISE OR                     GRANT DATE
                           OPTIONS/SARS        EMPLOYEES IN       BASE PRICE      EXPIRATION     PRESENT VALUE
          NAME            GRANTED (#)(1)       FISCAL YEAR          ($/SH)           DATE          ($)(2)(3)
--------------------------------------------------------------------------------------------------------------
  J. Wareham                 100,000              14.1%             53.6875       1/05/09          1,759,000
--------------------------------------------------------------------------------------------------------------
  A. Ziegler                  19,000               2.7%             53.6875       1/05/09            344,470
--------------------------------------------------------------------------------------------------------------
  E. Vivanco                  25,000               3.5%             53.6875       1/05/09            453,250
--------------------------------------------------------------------------------------------------------------
  J. Finney                   19,000               2.7%             53.6875       1/05/09            344,470
--------------------------------------------------------------------------------------------------------------
  W. May                       8,000               1.1%             53.6875       1/05/09            145,040


(1) No free-standing or tandem Stock Appreciation Rights (SARs) were granted in 1999. Non-qualified stock options were granted in 1999 pursuant to the Company's 1998 Incentive Compensation Plan at an option price equal to the fair market value of the Common Stock at the date of grant. The option price may be paid by delivery of already owned shares, subject to certain conditions. The number of options exercisable increases in 33% increments, and for Mr. Wareham's grant in 20% increments, after each successive anniversary of the date of grant. Options may become exercisable sooner in the event of death, disability, or retirement occurring after six months from the date of grant or in the event of a change of control. The options have a term of ten years, subject to sooner expiration in the event of termination of employment. Subject to plan limits, outstanding options may be adjusted in the event of certain changes affecting Company stock.


(2) Grant date present value estimates were made using a variation of the Black-Scholes pricing model. The following factors and assumptions were used:

Option and market price (fair market value on grant date)...   53.6875
Term of option..............................................  10 years
Risk free rate of return....................................      5.12%
Dividend yield..............................................      1.36%
Volatility..................................................     21.77%

    Adjustments of 3% for each year of the three-year and five-year vesting period were made to address the risk of forfeiture due to termination.


(3) Although the Black-Scholes pricing model is widely used, the value of stock options cannot be guaranteed because of the wide range of assumptions and variations which may occur from time to time. No assumptions made in connection with this table are intended to represent a forecast of possible future appreciation of the Company's Common Stock, stockholder return, or performance of the Company.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     No free-standing or tandem Stock Appreciation Rights (SARs) have been granted. The table below shows the number of exercisable and unexercisable in-the-money stock options and their values at fiscal year-end. An option is in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED                 IN-THE-
                                                                   OPTIONS/SARS                 MONEY OPTIONS/SARS
                                  SHARES        VALUE            AT FY-END(#)(2)                 AT FY-END($)(3)
                                ACQUIRED ON    REALIZED    ----------------------------    ----------------------------
               NAME             EXERCISE(#)     ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
    -------------------------------------------------------------------------------------------------------------------
    J. Wareham                    18,000       562,500       221,334         156,666        4,413,360        434,577
    -------------------------------------------------------------------------------------------------------------------
    A. Ziegler                     9,000       279,000        82,332          35,668        1,860,779        155,221
    -------------------------------------------------------------------------------------------------------------------
    E. Vivanco                        --            --        22,832          18,668          324,342        177,846
    -------------------------------------------------------------------------------------------------------------------
    J. Finney                      7,200       212,400        40,666          26,334          925,836         72,289
    -------------------------------------------------------------------------------------------------------------------
    W. May                         3,000        88,500        58,999          16,001        1,383,832         79,843


(1) Represents the difference between the exercise price and the fair market value determined on the date of exercise. As a result of the exercises, the following number of stock units under the Company's Stock Option Gain Deferral Program was credited to the individual as follows: Mr. Wareham, 11,781 units; Mr. Ziegler, 5,874 units; Mr. Finney, 4,618 units; and Mr. May, 1,924 units. The Company's Stock Option Gain Deferral Program became effective in 1998 and assists executives in meeting stock ownership guidelines. The program allows participants to defer compensation that would otherwise have been realized on exercise and to receive compensation in the form of Company Common Stock. Upon meeting certain requirements, the executive receives stock units, the number of which is determined by dividing the price of the Common Stock on the date of exercise into the amount by which the option was "in the money." The stock units are payable solely in Common Stock following a specified date in the future and earn dividend equivalents in the form of stock units in the same amounts as dividends are paid to stockholders in general.


(2) All options granted have a term of ten years, subject to earlier termination. Options generally have become or will be exercisable over periods of three years from dates of grant, with the exception of Mr. Wareham's 1998 and 1999 grants which become exercisable over periods of five years, and a 1994 grant of options which vested under a performance vesting feature. Options may become exercisable sooner in the event of death, disability, retirement or change in control as defined in the Company's 1990 and 1998 Incentive Compensation Plans.


(3) Values were calculated by multiplying the closing market price of the Company's Common Stock at December 31, 1999 ($50.875 per share) by the respective number of shares relating to in-the-money options and subtracting the option price, without any adjustment for any vesting or termination contingencies or other variables.


TERMINATION AND MANAGEMENT CHANGE IN CONTROL AGREEMENTS

     All senior management who are Vice Presidents or above of the Company, including the named officers, have entered into agreements with the Company that are effective if, within two years after the occurrence of a change in control of the Company (as defined in the agreements), any of these individuals is terminated without cause or has a material change to compensation or responsibilities. Mr. Wareham's agreement provides for up to five times his annual compensation as specified in the agreement decreasing over time to no less than three times such compensation with limited continuance of certain Company benefits as well as excise tax gross up provisions and separate provisions in the event of disability. Under the agreements with other senior management, the Company will pay up to two times and, in some limited cases, up to three times the individual's annual compensation as specified in the agreements, as well as a limited continuance of certain Company benefits.

DEFINED BENEFIT PENSION PLANS

     The Company's defined benefit qualified and non-qualified supplemental pension plans provide pension benefits to employees, including officers of the Company, based upon the average of the highest 60 consecutive months of eligible compensation and years of eligible service. Eligible compensation includes basic salary and bonuses earned during the year, including cash-based long-term incentive plan payouts. Benefit amounts are offset generally by a portion of the employee's Social Security Covered Compensation and, if applicable, amounts from any other similar Company or subsidiary sponsored plan. If an employee elects a form of payment providing a benefit for his or her beneficiary, the benefit amount for the employee is reduced.


     Normal retirement age generally is 65, but employees may continue employment beyond age 65 and earn additional retirement benefits. Credited years of eligible normal retirement for the named executive officers would be as follows: Mr. Wareham, 38 years; Mr. Ziegler, 30 years; Mr. Vivanco, 36 years; Mr. Finney, 40 years; and Mr. May, 31 years.


     The Company entered into agreements with Mr. Ziegler under the non-qualified supplemental pension plan. The agreement with Mr. Ziegler provides a benefit from the non-qualified plan equal to the amount (with offsets for a certain Swiss retirement plan benefit and adjustments for differentials in Swiss and United States social security systems) he would have received if all service with SmithKline and SmithKline Beckman, the Company's former parent, had been included in the Company's qualified plan benefit.

     The following table illustrates the annual pension benefits, before any offsets, calculated as a single life annuity, payable at normal retirement.

                               PENSION PLAN TABLE

                                                                    YEARS OF SERVICE
                       ----------------------------------------------------------------------------------------------------------
     REMUNERATION*            15                20                25                30                35                40
---------------------------------------------------------------------------------------------------------------------------------
 $ 400,000                 102,000           136,000           170,000           204,000           238,000           248,000
---------------------------------------------------------------------------------------------------------------------------------
    450,000                114,750           153,000           191,250           229,500           267,750           279,000
---------------------------------------------------------------------------------------------------------------------------------
    500,000                127,500           170,000           212,500           255,000           297,500           310,000
---------------------------------------------------------------------------------------------------------------------------------
    600,000                153,000           204,000           255,000           306,000           357,000           372,000
---------------------------------------------------------------------------------------------------------------------------------
    700,000                178,000           238,000           297,500           357,000           416,500           434,000
---------------------------------------------------------------------------------------------------------------------------------
    800,000                204,000           272,000           340,000           408,000           476,000           544,000
---------------------------------------------------------------------------------------------------------------------------------
    900,000                229,500           306,000           382,500           459,000           535,500           612,000
---------------------------------------------------------------------------------------------------------------------------------
  1,000,000                255,000           340,000           425,000           510,000           595,000           680,000
---------------------------------------------------------------------------------------------------------------------------------
  1,100,000                280,500           374,000           467,500           561,000           654,500           748,000
---------------------------------------------------------------------------------------------------------------------------------
  1,200,000                306,000           408,000           510,000           612,000           714,000           816,000
---------------------------------------------------------------------------------------------------------------------------------
  1,300,000                331,500           442,000           552,500           663,000           773,500           884,000

---------------

* The annual average of the highest sixty consecutive months of eligible compensation.

                    ORGANIZATION AND COMPENSATION COMMITTEE
                      REPORT ON EXECUTIVE COMPENSATION(1)

     The Organization and Compensation Committee is composed of non-employee, independent members of the Board of Directors. Principal responsibilities include the establishment of the Company's executive compensation philosophy, approval and administration of compensation programs, and other matters relating to the employment and succession of executive officers and senior management. From time to time, the Committee uses the advisory services of independent compensation and benefits consultants in meeting its responsibilities.

COMPENSATION PHILOSOPHY

     The objectives of the Company's executive compensation program are to provide total compensation that will attract and retain executive and management talent, to motivate and focus each executive toward the achievement of the Company's strategic business plan and short and long-term financial and operating goals which in turn will maximize total shareholder value, and to recognize individual contributions and results as well as Company performance. The Company's compensation philosophy is to drive results by maintaining a substantial portion of total pay as "at risk compensation" in the form of annual and long-term incentives. Total direct compensation, comprised of base pay, annual and long-term incentive opportunity, is leveraged to achieve the upper quartiles of total direct pay for outstanding results tied to improving the Company's performance and shareholder value, and delivers total direct compensation at the median for industry average performance.

     Each element of total direct compensation is reviewed annually by the Committee for consistency and alignment with the Company's compensation philosophy:

     - BASE PAY competitive targets for each executive position are established based on the level of responsibility, value of the position to the Company, and the competitive marketplace. The actual base pay for each executive reflects that executive's skill, experience and performance. Executive base pay is reviewed annually and base pay increases may be awarded based on an evaluation of these factors. The Company targets base pay at the median of general industry competitive practice.

     - ANNUAL INCENTIVE COMPENSATION is directly tied to key financial and non-financial metrics such as profitability, growth, debt management, and achievement of strategic goals that relate to both short and long-term Company performance to enhance shareholder value. In order for an incentive award to be paid to any executive, the Company has certain key measures that must be achieved. The Committee believes that when the Company achieves above average performance against its industry comparator group, the annual incentive award should reflect that performance by providing awards above the median of general industry competitive practice. In 1999, performance levels were established for earnings per share, pre-tax margin, debt to EBITDA, sales, and individual goals. Incentive payments reflecting results were made to executive officers and other plan participants.


     - LONG-TERM INCENTIVES are intended to closely align shareholder and executive interests through the achievement of the Company's strategic business plan. Long-term incentives are granted in the form of stock options, restricted stock and other performance-based compensation under the 1998 Incentive Compensation Plan, and its predecessor, the Incentive Compensation Plan of 1990. Under these plans, the Committee may award long-term cash incentives and stock options which have terms not to exceed ten years and are granted at no less than the fair market value of Beckman Coulter Common Stock on the date of grant. The Committee generally targets its long-term incentive awards between the median and 60th percentile of the general industry competitive market, with the incentive leverage to reach the


---------------

(1) THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED FILED WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

       upper quartile range for outstanding performance. In the 1999 award cycle, executive officers received stock option grants based on the general industry competitive market for their respective positions.


     In order to further align management and shareholder interests, the Company maintains stock ownership guidelines for all Vice Presidents and executive officers to acquire and retain stock ownership levels in Company Common Stock at least one times annual base salary. The multiple for the Chief Executive Officer is at least four times base pay. Stock ownership guidelines are to be achieved within five years of appointment to officer status. All Company officers have either met guidelines or are within the five year timeframe to reach their appropriate level.


COMPETITIVE ASSESSMENT

     The Committee conducts an annual review of the Company's executive total compensation program under the guidance of its independent executive compensation consultants. This process assesses the competitiveness of the Company's total program and its key elements compared with a comparator group used for compensation purposes. This group consists of a broad range of general industry companies, a large number of which the Company competes for executive talent. A number, but not all, of these companies are included in the line of business index shown on the performance graph. Comparative data is unavailable for many of the Company's direct competitors that are, generally, either privately held foreign corporations or divisions of substantially larger corporations.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation of the Chief Executive Officer of the Company consists of the same key elements of total direct compensation as other senior executives. John P. Wareham, Chairman of the Board, Chief Executive Officer and President, received a base pay increase in February 1999 based on the Committee's evaluation of his performance in relation to the achievement of the Company's financial and non-financial goals, his recent appointment as Chief Executive Officer, and competitive chief executive officer compensation data. Mr. Wareham's base pay was increased to $650,000.

     Annual incentive awards for the Chief Executive Officer are based on achievement of annual financial as well as strategic and individual performance goals. In 1999, financial goals focused upon continuing consolidation and leveraging of the integrated Company. In February 1999, the Committee approved financial goals and targeted incentive award opportunities based upon level of achievement of pre-determined performance targets for earnings per share, sales, pre-tax margin and debt to EBITDA. The incentive awards for achievement of financial goals was made in accordance with the pre-authorized plan formulas. With the addition of the Committee's evaluation of individual performance against pre-established goals, Mr. Wareham's total incentive award for 1999 was $486,100. The 1999 annual incentive payment reflects the Committee's evaluation of Mr. Wareham's individual performance measures established by the Committee, and the respective achievement level of Company financial metrics.

     For 1999, Mr. Wareham received an annual long-term incentive grant at the upper quartiles of competitive market data clearly linking his leadership at the Company with its continued future success through its extended vesting requirements. Mr. Wareham's grant was a non-qualified stock option and was granted at fair market value.

OTHER MATTERS


     The Committee reviewed and approved adoption of a change-in-control agreement for the Chief Executive Officer and extended an existing change-in-control agreement for other selected officers. The intent of these agreements is to ensure continuity of executive leadership and minimize uncertainty in the execution of business strategies.

     Section 162 of the Internal Revenue Code generally limits to $1 million the deductibility of compensation paid to certain executives, with some exceptions for certain performance-based and other compensation. The Committee believes that its primary objectives are to attract, retain and award executive talent in a manner that is in the best interests of both the Company and its stockholders. Accordingly, the Committee will consider the appropriate balance with tax deductibility levels, but will not necessarily be limited by Section 162, as it determines executive compensation strategy.

                                          Organization and Compensation
                                          Committee

                                          William N. Kelley, Chair
                                          Hugh K. Coble
                                          Van B. Honeycutt
                                          Betty Woods

                              PERFORMANCE GRAPH(1)


     The line graph below compares the cumulative total stockholder return on Beckman Coulter's Common Stock (based on its market price and assuming reinvestment of dividends) with the S&P 500 Composite Index and the S&P 500 Health Care (Medical Products and Supplies) Index for the last five fiscal years.


     Stock price performance shown on the graph is not necessarily indicative of future price performance and in no way reflects the Company's forecast of future financial performance.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

                                                                                                         S&P HEALTH CARE MED PDS
                                                     BECKMAN COULTER              S&P 500 INDEX               & SUPP. PROD.
                                                     ---------------              -------------          -----------------------
12/94                                                      100                         100                         100
12/95                                                      129                         138                         169
12/96                                                      142                         169                         194
12/97                                                      150                         226                         242
12/98                                                      206                         290                         349
12/99                                                      195                         351                         323

---------------
* Assumes $100 invested on December 31, 1994.

                          INDEPENDENT PUBLIC ACCOUNTANTS


     The Board has appointed the Audit Committee, whose members and functions are described under "Additional Information about the Board of Directors -- Board Committees" above. Upon recommendation of the Audit Committee, the Board has appointed the firm of KPMG LLP as the Company's independent accountants for the current year. KPMG LLP has served as auditor of the Company since it was selected in March 1990 to serve as the Company's independent accountant for the year ended December 31, 1990.


     Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

---------------

(1) THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED FILED WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

                                 ANNUAL REPORT

     A copy of the 1999 Annual Report to stockholders which includes the financial statements, but excludes Form 10-K exhibits, is being mailed to each stockholder of record as of February 7, 2000, together with the proxy materials.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

     Any proposal of an eligible stockholder intended to be presented at the Company's 2001 annual meeting must be received in writing by the Secretary of the Company on or before November 3, 2000, if the proposal is to be considered by the Board for inclusion in the Company's proxy materials for that meeting.

                                 OTHER BUSINESS

PRESENTED BY MANAGEMENT

     The Board does not intend to present any business at the Annual Meeting other than as stated above. As of the date of this Proxy Statement, neither the Board nor Management knows of any other matters to be brought before the stockholders at this Annual Meeting. If any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitute with respect to such matters.

PRESENTED BY STOCKHOLDERS

     The Company's By-Laws contain certain advance notice procedures which stockholders must follow to submit proposals for consideration at future stockholder meetings, including also the nomination of persons for election as director. Such items of business must be submitted in writing to the Secretary of the Company at the Company's headquarters (address shown on Page 1 of this Proxy Statement) and must be received no later than 60 days prior to the scheduled annual meeting date. Thus, unless the Company discloses a change in the scheduling of the next annual meeting, April 5, 2001, stockholder proposals for consideration at that meeting must be received by the Secretary of the Company by February 2, 2001. If the scheduled meeting date is changed and the Company does not provide at least 70 days' advance notice or public disclosure of the change, then stockholders have until the close of business on the 10th day after the date the Company gave notice or publicly disclosed the changed date of the annual meeting in which to submit proposals. In addition, the notice must meet all requirements contained in our By-Laws. Stockholders may contact the Secretary of the Company at our company headquarters for a copy of the relevant By-Law provisions regarding requirements for making stockholder proposals and nominating director candidates.

                                          By Order of the Board of Directors

                                          /s/ WILLIAM H. MAY
                                          William H. May

                                          Vice President, General Counsel and
                                          Secretary

March 3, 2000

                        TRUSTEE VOTING INSTRUCTION CARD
         BECKMAN COULTER, INC. ("BECKMAN COULTER") BENEFIT EQUITY TRUST


       The Board of Directors of Beckman Coulter has solicited a proxy from Mellon Bank, N.A., as Trustee for the Beckman Coulter Benefit Equity Trust, on matters presented at the Beckman Coulter Annual Meeting of Stockholders, April 6, 2000, and any adjournments or postponements thereof. The undersigned directs the Trustee on the matters shown on the reverse side hereof. The nominees for Director for the term expiring in 2003 are:

    01. Peter B. Dervan, Ph.D., 02. Gavin S. Herbert, 03. C. Roderick O'Neil

       This card constitutes voting instructions to the Trustee only. Completion of this card does not imply, create or bestow on the undersigned any ownership or other rights to assets in the Beckman Coulter Benefit Equity Trust. All shares of Beckman Coulter Common Stock held in the Trust on the Record Date will be voted as directed in proportion to the number of responses received by the Trustee.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED ONLY SIGN, DATE AND RETURN THE CARD WITHOUT MARKING ANY BOXES, IF YOU WISH TO INSTRUCT THE TRUSTEE TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF YOU PROVIDE YOUR INSTRUCTIONS BY TELEPHONE OR VIA THE INTERNET YOU DO NOT NEED TO RETURN THIS CARD.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------
--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*


[MELLON TRUST LOGO]

                               A T T E N T I O N

                     TRUSTEE VOTING INSTRUCTION INFORMATION
                              BENEFIT EQUITY TRUST


PLEASE PROVIDE YOUR INSTRUCTIONS TO THE TRUSTEE PROMPTLY. ALL INSTRUCTIONS MUST BE RECEIVED BY APRIL 3, 2000 TO BE INCLUDED IN THE TABULATION FOR THE TRUSTEE'S VOTE.

The Benefit Equity Trust was established to assist Beckman Coulter, Inc. in meeting its stock-based obligations. You do not have any interests, entitlements, claims, ownership or beneficial ownership in any stock or other assets of the Beckman Coulter, Inc. Benefit Equity Trust. However, pursuant to the terms of the trust, we as trustee hereby request your assistance as a recent participant in the Beckman Coulter, Inc. Employees' Stock Purchase Plan by directing the vote of the Trust's holdings of Beckman Coulter Common Stock.

We encourage you to provide us with your direction by completing and returning the above Trustee Voting Instruction Card or by telephone or via the internet. Please see the reverse side of this card for more information on these three ways to submit your instructions. If you do so by telephone or via the internet, you do not need to return the instruction card.

ALL BECKMAN COULTER COMMON STOCK SHARES HELD IN THE TRUST WILL BE VOTED BY MELLON BANK, N.A., AS TRUSTEE, AND THE VOTE WILL BE IN THE SAME PROPORTIONS AS THE NUMBER OF INSTRUCTIONS RECEIVED BY US. ACCORDINGLY, WE ARE LOOKING FORWARD TO YOUR ASSISTANCE IN PROVIDING US WITH YOUR VOTING PREFERENCES.

                                             MELLON BANK, N.A., TRUSTEE
                                             Beckman Coulter, Inc.
                                             Benefit Equity Trust

March 2000

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

THE INSTRUCTION CARD MUST BE PROPERLY EXECUTED IN ORDER FOR SHARES TO BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF PROPERLY EXECUTED, BUT NO DIRECTION IS GIVEN, IT WILL BE COUNTED AS A VOTE FOR PROPOSALS 1 AND 2.
________________________________________________________________________________

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
________________________________________________________________________________


1. Election of Directors (see reverse)            FOR       WITHHELD
                                                  [ ]         [ ]

   For, except vote withheld from the following nominee(s)

   _________________________________


2. Approval of Amendment to the Company's Fourth Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 75,000,000 shares to 150,000,000 shares.

               FOR       AGAINST        ABSTAIN
               [ ]         [ ]            [ ]

________________________________________________________________________________

                                 NOTE: Please date and sign your name exactly as
                                       it appears hereon.

                                 _______________________________________________
                                   SIGNATURE                          DATE


--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

                        YOUR INSTRUCTIONS ARE IMPORTANT.

Please consider the proposals discussed in the proxy statement and instruct the Trustee by:

o Accessing the World Wide Web site http://www.eproxyvote.com/bec1 to submit your instructions via the internet, or

o Using a touch-tone telephone to submit your instructions by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions, or

o Completing, dating, signing and mailing the proxy card in the U.S. postage-paid envelope included with the proxy statement or sending it to Beckman Coulter, Inc., c/o First Chicago Trust, a Division of EquiServe, P.O. Box 8531, Edison, New Jersey 08818-8911.

You can vote by phone or via the internet anytime on or before April 3, 2000. You will need the voter CONTROL NUMBER which is printed above to vote by phone or via the internet.

You may receive other Proxy or Voting Instruction Cards solicited by the Beckman Coulter Board of Directors if you own Beckman Coulter Common Stock or if it is held on your behalf or if there are differences in the recording of your name on employee and stock registration records. Please vote or grant a proxy for shares represented by each such card you receive in order to assure a quorum for the meeting and to assure that all shares are represented. If you return multiple cards by mail, you may use the same return envelope. If you use the internet or telephone to provide your instruction or grant a proxy, each card will have a separate voter control number and must be voted separately.

                             BECKMAN COULTER, INC.
                         PROXY/VOTING INSTRUCTION CARD

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           BECKMAN COULTER, INC. HEADQUARTERS, FULLERTON, CALIFORNIA
                      THURSDAY, APRIL 6, 2000, 10:00 A.M.

     The undersigned hereby authorizes and appoints John P. Wareham and Charles
A. Haggerty and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned as indicated on the reverse side hereof and in their discretion on all matters as may come before the 2000 Annual Meeting of Stockholders or any adjournments or postponements thereof.

                Nominees for Director for Term Expiring in 2003:
    01. Peter B. Dervan, Ph.D., 02. Gavin S. Herbert, 03. C. Roderick O'Neil

     This card provides voting instructions, as applicable, to (1) the appointed proxies for shares held of record by the undersigned (including shares, if any, held under the Company's Dividend Reinvestment Plan and in First Chicago book entry accounts for certain employee purchases) and (2) the Trustee for shares, if any, held on behalf of the undersigned in the Company's Savings Plan.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE). YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, IN WHICH CASE YOU NEED ONLY SIGN, DATE AND RETURN THE CARD. IF YOU SUBMIT YOUR PROXY BY TELEPHONE OR VIA THE INTERNET, YOU NEED NOT ALSO RETURN THE CARD.

                                                                  --------------
                                                                   SEE REVERSE
                                                                      SIDE
                                                                  --------------
--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*


                             BECKMAN COULTER, INC.
                             CORPORATE HEADQUARTERS
                             4300 N. HARBOR BOULEVARD
                             FULLERTON, CA 92835
                             (714) 871-4848 -- (562) 691-0841



                                     [MAP]





Parking will be available at the corner of Harbor Blvd. and Lambert Road. To enter the parking area continue north on Harbor Blvd., turn right on Lambert Road and then immediately turn right into first parking entrance.

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
STOCKHOLDER. IF PROPERLY EXECUTED, BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

------------------------------------------------------------------------------------------------------------
               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
------------------------------------------------------------------------------------------------------------
 1. Election of Directors (see reverse)               FOR         WITHHELD
                                                      [ ]           [ ]

    For, except vote withheld from the following nominee(s)


    --------------------------

 2. Approval of Amendment to the Company's Fourth Restated Certificate of Incorporation to Increase
    the Number of Authorized Shares of Common Stock from 75,000,000 shares to 150,000,000 shares.

                         FOR       AGAINST        ABSTAIN
                         [ ]         [ ]            [ ]

------------------------------------------------------------------------------------------------------------

                                                    Please check this box if you       [ ]
                                                    plan to attend the Annual Meeting.

                                                    The signer hereby revokes all instructions here-
                                                    tofore given by the signer to vote at said meeting or
                                                    any adjournment thereof.

                                                    NOTE: PLEASE DATE AND SIGN EXACTLY AS NAME
                                                    APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN.
                                                    WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                                    TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.


                                                    --------------------------------------------------------


                                                    --------------------------------------------------------
                                                      SIGNATURE(S)                               DATE

--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

Dear Stockholder:

You may submit your proxy in one of these ways:

o Accessing the World Wide Web site http://www.eproxyvote.com/bec to submit your instructions via the internet, or

o Using a touch-tone telephone to submit your instructions by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions, or

o Completing, dating, signing and mailing the proxy card in the U.S. postage-paid envelope included with the proxy statement or sending it to Beckman Coulter, Inc., c/o First Chicago Trust, a Division of EquiServe, P.O. Box 8531, Edison, New Jersey 08818-8911.

You can submit your proxy by phone or via the internet anytime on or before April 3, 2000. You will need the voter CONTROL NUMBER printed above to vote by phone or via the internet. You should indicate if you plan to attend the meeting in the box provided if you submit by mail or when prompted if you use the phone or internet method.

If shares are held on your behalf under the Beckman Coulter, Inc. Savings Plan, the proxy will serve to provide instructions to the plan trustee who will then vote the shares. Instructions must be received by April 3, 2000 to be included in the tabulation for the trustee's vote.

If you receive more than one set of proxy materials from the Company, please act promptly on each set you receive because each represents separate shares. If you return multiple cards by mail, you may use the same return envelope. If you use the internet or telephone to provide your instruction or grant a proxy, each card will have a separate voter control number and must be voted separately.

                          2000 TELEPHONE VOTING SCRIPT

--------------------------------------------------------------------------------
                   TOLL FREE: 1-877-PRX-VOTE OR 1-877-779-8683
--------------------------------------------------------------------------------

1. Welcome to the electronic voting system. Please have your proxy card available before voting.

2. Enter the Voter Control Number as it appears on the proxy card followed by the pound sign.

3. Enter the last four digits of the U.S. taxpayer identification number for this account followed by the pound sign.

4.  The company that you are voting is Beckman Coulter, Inc.

5. Your vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes the named proxies to vote according to the instructions at the meeting of the stockholders.

6. To vote all proposals in accordance with the recommendations of the Board of directors, press 1. If you wish to vote on one proposal at a time, press 2.

    If 1, go to 10.
    If 2, go to 7.

7. Item # 1. To vote for all nominees press 1. To withhold from all nominees press 2. To withhold from individual nominees press 3.

    If 1, go to 8.
    If 2, go to 8.
    If 3, go to Director Exception.


--------------------------------------------------------------------------------
    DIRECTOR EXCEPTION
--------------------------------------------------------------------------------

    Using your proxy card, enter the 2-digit number of a nominee from whom you wish to withhold your vote. When completed press 00.

--------------------------------------------------------------------------------
          If 00, go to 8.
          If valid nominee number, go to Next Nominee.

    NEXT NOMINEE

    To withhold your vote from another nominee enter the 2-digit number next to the nominee, or if you have completed voting on directors press 00.

          If 00, go to 8.
          If valid nominee number, go to Next Nominee.

    INVALID NOMINEE NUMBER

    You have entered an invalid nominee number.

          {Go to Next Nominee.}

8.  Item # 2. To vote for, press 1; against, press 2; to abstain, press 3.

    If 1, go to 9.
    If 2, go to 9.
    If 3, go to 9.

9.  If you would like to attend the annual meeting, press 1. If not, press 2.

    If 1, go to 10.
    If 2, go to 10.


10. You have cast your vote as follows:

--------------------------------------------------------------------------------
            {Playback back the appropriate vote for this proxy card.}
--------------------------------------------------------------------------------
            DEFAULT PLAYBACK

            You have voted with the recommendations of the board of directors.

            DIRECTOR PROPOSAL PLAYBACK

            For all nominees

--------------------------------------------------------------------------------
            Or
            For all nominees except: #

            Or
            Withhold For all nominees


            FOR/AGAINST/ABSTAIN PROPOSAL PLAYBACK

            Item # {For | Against | Abstain}
--------------------------------------------------------------------------------

11. To confirm your vote, press 1. To cancel your vote, press 2.

    If 1, go to 13.
    If 2, go to 12.

12. Your vote has been cancelled. Please call and try again or mark, sign, and return your voting card in the envelope provided. Thank you.


13. Your vote has been successfully recorded. It is not necessary for you to mail your card. If you wish to vote another proxy card or change your vote please hang up and call back. Thank you.


--------------------------------------------------------------------------------
          NO KEY PRESSED

          Go to the same item (repeat three times); otherwise, go to Error.

          INVALID NUMBER

          Go to the same item (repeat three times); otherwise, go to Error.

          ERROR

          We are unable to process your request at this time. Thank you for calling.

              {Call ends.}

[BECKMAN COULTER LOGO]

[VOTE
 BY NET] ONLY INSTRUCTIONS TO THE TRUSTEE OF THE COMPANY'S BENEFIT EQUITY TRUST MAY BE SUBMITTED AT THIS WEB SITE NO LATER THAN APRIL 3, 2000. IF YOU ALSO WANT TO SUBMIT A PROXY FOR SHARES REPRESENTED BY OTHER PROXY/INSTRUCTION CARDS, A DIFFERENT WEB SITE AND VOTER CONTROL NUMBER IS SHOWN ON EACH CARD. PLEASE HAVE YOUR "TRUSTEE VOTING INSTRUCTION CARD" AVAILABLE BEFORE PROCEEDING AT THIS WEB SITE.

          [1] Enter the Voter Control Number that appears in the box on your Trustee Voting Instruction Card.

              --------------------------------------

          [2] Enter the last 4 digits of your U.S. Social Security Number.

              --------------

              If you do not have a U.S. Social Security Number please leave this box blank.

              IMPORTANT: FOR YOUR VOTE TO BE CAST, THE VOTER CONTROL NUMBER AND THE LAST FOUR DIGITS OF YOUR U.S. SOCIAL SECURITY NUMBER MUST MATCH THE NUMBERS ON OUR RECORDS.

              ==================================================================

          [3] Enter your e-mail address to receive an e-mail confirmation of your voting instruction.

              -----------------------------------------

              Please enter your e-mail address again for validation.

              -----------------------------------------


                               [Button: Proceed]

[BECKMAN COULTER LOGO]

[VOTE BY NET LOGO]   WELCOME!

                     Name Line
                     Address Line
                     City, State Zip Line

                               [Button: Proceed]

[BECKMAN COULTER LOGO]

                        TRUSTEE VOTING INSTRUCTION CARD
         BECKMAN COULTER, INC. ("BECKMAN COULTER") BENEFIT EQUITY TRUST

The Board of Directors of Beckman Coulter has solicited a proxy from Mellon Bank, N.A., as Trustee for the Beckman Coulter Benefit Equity Trust, on matters presented at the Beckman Coulter Annual Meeting of Stockholders, April 6, 2000, and any adjournments or postponements thereof. The undersigned directs the Trustee on the matters shown below. The nominees for Director for the term expiring in 2003 are:

     01-Peter B. Dervan, Ph.D., 02-Gavin S. Herbert, 03-C. Roderick O'Neil

This card constitutes voting instructions to the Trustee only. Completion of this card does not imply, create or bestow on the undersigned any ownership or other rights to assets in the Beckman Coulter Benefit Equity Trust. All shares of Beckman Coulter Common Stock held in the Trust on the Record Date will be voted as directed in proportion to the number of responses received by the Trustee. If you provide your instruction via the Internet you do not need to return this card.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                      "FOR" ALL NOMINEES FOR DIRECTOR AND
                               "FOR" PROPOSAL 2.
===============================================================================

CHECK THIS BOX TO CAST YOUR VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS [ ]

THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

                                 For All Nominees          Withhold
                                  Except As Noted          As To All
                                       Below               Nominees

1. Election of Directors                [ ]                    [ ]

Or, check the box for the Director(s) from whom you wish to withhold your vote:

[ ] Peter B. Dervan, Ph.D.    [ ] Gavin S. Herbert     [ ] C. Roderick O'Neil

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 2.
                                                          For  Against   Abstain

2. Approval of Amendment to the Company's Fourth
Restated Certificate of Incorporation to Increase         [ ]    [ ]       [ ]
the Number of Authorized Shares of Common Stock
from 75,000,000 shares to 150,000,000 shares.
================================================================================

To submit your vote please click the button below.
(Your vote will not be counted until the Submit Your Vote button is clicked.)

                           [Button: Submit Your Vote]

[BECKMAN COULTER LOGO]

[VOTE
 BY NET]  YOUR PROXY VOTE HAS BEEN RECORDED AS FOLLOWS:

          =============================================================
          1. Election of Directors

          =============================================================
          2. Approval of Amendment to the Company's Fourth Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 75,000,000 shares to 150,000,000 shares.
          =============================================================

          Please review your vote. If this is incorrect, please use the Back button on your browser, change your vote and resubmit. If this is correct, please click the button below.


                               [Button: Proceed]

[BECKMAN COULTER LOGO]

[VOTE
 BY NET] SUCCESS! YOUR VOTING INSTRUCTION WILL BE TABULATED BY EQUISERVE WITHIN 24 HOURS.

          Thank you for providing voting instructions to the Trustee. You may have received other Beckman Coulter, Inc. Proxy/Voting Instruction cards representing Company Common Stock held by you or on your behalf. To submit your proxy for shares represented by these cards via the Internet, please click here and use the Voter Control Number shown on each card. Each card must be voted separately. If you hold shares in "streetname" through a broker, bank or other entity, those shares are not voted at this web site, but may be voted under a process provided by those entities. Please vote all cards you receive.

[BECKMAN COULTER LOGO]

[VOTE
 BY NET] PLEASE HAVE YOUR BECKMAN COULTER, INC. PROXY/VOTING INSTRUCTION CARD AVAILABLE BEFORE YOU PROCEED. IF YOU HAVE MORE THAN ONE PROXY CARD WHICH MAY BE SUBMITTED AT THIS WEB SITE, YOU MUST COMPLETE THE PROCESS SEPARATELY FOR EACH CARD BY CLICKING ON THE VOTE ANOTHER PROXY BUTTON WHICH WILL APPEAR AFTER YOU HAVE SUCCESSFULLY COMPLETED THE SUBMISSION OF YOUR FIRST PROXY CARD. A SEPARATE VOTER CONTROL NUMBER APPEARS ON EACH CARD. YOU MAY SUBMIT YOUR PROXY AT THIS WEB SITE NO LATER THAN APRIL 3, 2000.

          [1] Enter the Voter Control Number.

              --------------------------------------

          [2] Enter the last 4 digits of your U.S. Social Security Number or
              U.S. Taxpayer Identification Number for this account.

              --------------

              If you do not have a U.S. Social Security Number or a U.S. Taxpayer Identification Number for this account, please leave this box blank.

              IMPORTANT: FOR YOUR VOTE TO BE CAST, THE VOTER CONTROL NUMBER AND THE LAST FOUR DIGITS OF YOUR U.S. SOCIAL SECURITY NUMBER OR U.S. TAXPAYER IDENTIFICATION NUMBER FOR THIS ACCOUNT MUST MATCH THE NUMBERS ON OUR RECORDS.

              ==================================================================

          [3] If you wish to receive an e-mail confirmation of your vote, enter your e-mail address below.

              -----------------------------------------

              Please enter your e-mail address again for validation.

              -----------------------------------------


                               [Button: Proceed]

[BECKMAN COULTER LOGO]

[VOTE BY NET LOGO]   WELCOME!

                     Name Line
                     Address Line
                     City, State Zip Line

                               [Button: Proceed]

[BECKMAN COULTER LOGO]

                         PROXY/VOTING INSTRUCTION CARD

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           BECKMAN COULTER, INC. HEADQUARTERS, FULLERTON, CALIFORNIA
                      THURSDAY, APRIL 6, 2000, 10:00 A.M.

The undersigned hereby authorizes and appoints John P. Wareham and Charles A. Haggerty and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned as indicated below and in their discretion on all matters as may come before the 2000 Annual Meeting of Stockholders or any adjournments or postponements thereof.

                Nominees for Director for Term Expiring in 2003:
     01-Peter B. Dervan, Ph.D., 02-Gavin S. Herbert, 03-C. Roderick O'Neil

This card provides voting instructions, as applicable, to (1) the appointed proxies for shares held of record by the undersigned (including shares, if any, held under the Company's Dividend Reinvestment Plan and in First Chicago book entry accounts for certain employee purchases) and (2) the Trustee for shares, if any, held on behalf of the undersigned in the Company's Savings Plan. If you submit your proxy via the Internet, you do not need to return your proxy card.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                      "FOR" ALL NOMINEES FOR DIRECTOR AND
                               "FOR" PROPOSAL 2.

================================================================================
CHECK THIS BOX TO CAST YOUR VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS [ ]

THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

                                                 For All Nominees     Withhold
                                                 Except As Noted      As To All
                                                     Below            Nominees

1. Election of Directors                              [ ]               [ ]

Or, check the box for the Director(s) from whom you wish to withhold your vote:

   [ ] Peter B. Dervan, Ph.D.   [ ] Gavin S. Herbert   [ ] C. Roderick O'Neil

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 2.

2. Approval of Amendment to the Company's Fourth         For   Against  Abstain
   Restated Certificate of Incorporation to Increase
   the Number of Authorized Shares of Common Stock       [ ]     [ ]      [ ]
   from 75,000,000 shares to 150,000,000 shares.
================================================================================

Check the box below, if the option applies to you.

[ ] I plan to attend the Annual Meeting.

To submit your vote please click the button below.
(Your vote will not be counted until the Submit Your Vote button is clicked)


                           [Button: Submit Your Vote]

[BECKMAN COULTER LOGO]

[VOTE BY NET LOGO]       YOUR PROXY VOTE HAS BEEN RECORDED AS FOLLOWS:

                         ======================================================
                         1. Election of Directors

                         ======================================================
                         2. Approval of Amendment to the Company's Fourth Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 75,000,000 shares to 150,000,000 shares.

                         ======================================================

                         Please review your vote. If this is incorrect, please use the Back button on your browser, change your vote and resubmit. If this is correct, please click the button below.

                                          [Button: Proceed]

[BECKMAN COULTER LOGO]

[VOTE
 BY NET] SUCCESS! YOUR VOTE HAS BEEN CAST AND WILL BE TABULATED BY EQUISERVE WITHIN 24 HOURS.

          THANK YOU FOR VOTING. IF YOU HAVE ADDITIONAL PROXY/VOTING INSTRUCTION CARDS WHICH MAY BE VOTED AT THIS WEB SITE, PLEASE CLICK ON THE VOTE ANOTHER PROXY BUTTON BELOW.

          Important: If you are providing instruction to the Trustee of the Beckman Coulter Benefit Equity Trust, please click here. If you also hold shares in "street name" through a broker, bank or other entity, those shares are not voted at this web site, but may be voted under a process provided by those entities. Please vote all cards you receive.


                          [Button: Vote Another Proxy]